UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(AMENDMENT NO. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  April 14, 2014

MACROSOLVE, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	333-150332	75-1518725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9521-B Riverside Parkway, #134, Tulsa, Oklahoma 74137
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (918) 932-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Macrosolve, Inc., an Oklahoma corporation (the “Company”) is filing this Amendment No. 1 on Form 8–K/A to the Company’s Current Report on Form 8–K dated April 17, 2014, which was filed on April 18, 2014 (the “8-K”), in order to provide additional information regarding a term sheet that became binding on April 17, 2014 and has been subsequently terminated and rescinded. By this Amendment No. 1 to the 8-K, the Company is amending and restating only Items 1.01 and 3.02 of the 8-K to provide the supplemental information.

Item 1.01                      Entry into a Material Definitive Agreement.
Item 3.02                     Unregistered Sales of Equity Securities.

On April 17, 2014, the Company entered into a series of exchange agreements (the “Exchange Agreements”) with certain holders (each a “Holder”; collectively the “Holders”) of convertible debentures and promissory notes in the principal face amount of $683,680 and accrued interest of $97,306 (each a “Note”; collectively, the “Notes”) previously issued by the Company.  Pursuant to the Exchange Agreements, the Holders exchanged the Notes and relinquished any and all other rights they may have pursuant to the Notes in exchange for 595,000 shares of newly designated Series C Convertible Preferred Stock (the “Series C Preferred”), 324,671 shares of newly designated Series D Convertible Preferred Stock (the “Series D Preferred”) and 156,231 shares of newly designated Series D-1 Convertible Preferred Stock (the “Series D-1 Preferred”).  Such exchanges were conducted pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

Series C Preferred

Pursuant to the Series C Preferred Certificate of Designation, the Company designated 595,000 shares of its blank check preferred stock as Series C Preferred. Each share of Series C Preferred has a stated value of $0.01977775 per share.  In the event of a liquidation, dissolution or winding up of the Company, each share of Series C Preferred Stock will be entitled to a payment as set forth in the Certificate of Designation. The Series C Preferred is convertible into such number of shares of the Company’s common stock (“Common Stock”) equal to such number of shares of Series C Preferred being converted multiplied by 100 and divided by the stated value.  Each share of Series C Preferred entitles the holder to vote on all matters voted on by holders of Common Stock as a single class. With respect to any such vote, each share of Series C Preferred entitles the holder to cast such number of votes equal to the number of shares of Common Stock such share of Series C Preferred is convertible into at such time, but not in excess of the conversion limitations set forth in the Series C Preferred Certificate of Designation. The Series C Preferred will be entitled to dividends to the extent declared by the Company.

Series D Preferred

Pursuant to the Series D Preferred Certificate of Designation, the Company designated 324,671 shares of its blank check preferred stock as Series C Preferred. Each share of Series D Preferred has a stated value of $0.01977775 per share.  In the event of a liquidation, dissolution or winding up of the Company, each share of Series D Preferred Stock will be entitled to a payment as set forth in the Certificate of Designation. The Series D Preferred is convertible into such number of shares of Common Stock equal to such number of shares of Series C Preferred being converted divided by the stated value.  Each share of Series D Preferred entitles the holder to vote on all matters voted on by holders of Common Stock as a single class. With respect to any such vote, each share of Series D Preferred entitles the holder to cast such number of votes equal to the number of shares of Common Stock such share of Series D Preferred is convertible into at such time, but not in excess of the conversion limitations set forth in the Series D Preferred Certificate of Designation. The Series D Preferred will be entitled to dividends to the extent declared by the Company.

Series D-1 Preferred

Pursuant to the Series D-1 Preferred Certificate of Designation, the Company designated 156,231 shares of its blank check preferred stock as Series D-1 Preferred. Each share of Series D-1 Preferred has a stated value of $0.01977775 per share.  In the event of a liquidation, dissolution or winding up of the Company, each share of Series D-1 Preferred Stock will be entitled to a payment as set forth in the Certificate of Designation. The Series D-1 Preferred is convertible into such number of shares of Common Stock equal to such number of shares of Series D-1 Preferred being converted divided by the stated value.  Each share of Series D-1 Preferred entitles the holder to vote on all matters voted on by holders of Common Stock as a single class. With respect to any such vote, each share of Series D-1 Preferred entitles the holder to cast such number of votes equal to the number of shares of Common Stock such share of Series D-1 Preferred is convertible into at such time, but not in excess of the conversion limitations set forth in the Series D-1 Preferred Certificate of Designation. The Series D-1 Preferred will be entitled to dividends to the extent declared by the Company.

The transactions described in the 8-K were entered into pursuant to a confidential non-binding term sheet (the “Term Sheet”) (other than provisions related to Due Diligence, Exclusivity, Confidentiality and Governing Law which were binding), which set forth a proposed indebtedness acquisition, restructuring and capital transaction.  The Term Sheet was non-binding, except that certain sections would become binding upon the closing of the acquisition of outstanding indebtedness of the Company.  The acquisition of the indebtedness occurred on April 17, 2014, and the Company previously reported that on April 17, 2014, it entered into a series of exchange agreements whereby the Company exchanged the acquired indebtedness for shares of preferred stock of the Company, all as contemplated in the Term Sheet.  As a result, certain sections of the Term Sheet became binding on April 17, 2014 and on April 23, 2014 the Term Sheet was cancelled and rescinded.

The foregoing description of the Exchange Agreements, the Series C Preferred, the Series D Preferred, the Series D-1 Preferred and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement, the Series C Certificate of Designation, the Series D Certificate of Designation and the Series D-1 Certificate of Designation, which were filed as Exhibits 10.1, 3.1, 3.2 and 3.3, respectively to the 8-K, and which are incorporated herein by reference.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MACROSOLVE, INC.

Date: April 23, 2014	By:	/s/ Michael Haas
Michael Haas
Interim President

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